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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE
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
                                           For Nine Months Ended September 30,
                                                2000               1999
                                           --------------     ---------------
Net Income                                  $ 24,207,871       $ 21,131,114

Computation of average
  shares outstanding

           Shares outstanding at
           beginning of year                  17,545,587          8,697,261

           Shares issued pursuant
           to Liberty Bay Merger               2,251,690          2,251,690

           Additional shares deemed
           outstanding because of
           stock splits                               --          8,758,499

           Shares redeemed under stock
           repurchase program                    (73,424)                --

           Shares issued during the
           year times average time
           outstanding during the year            10,544             68,856
                                            ------------       ------------

Average basic shares outstanding              19,734,397         19,776,306
                                            ------------       ------------

Dilutive shares                                   89,887            156,276

                                            ------------       ------------
Average diluted shares outstanding            19,824,284         19,932,582
                                            ------------       ------------

Basic earnings per share                    $       1.23       $       1.07
                                            ============       ============

Diluted earnings per share                  $       1.22       $       1.06
                                            ============       ============